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                           Exhibit 99

                         Press Release

                             Dated

                       October 15 , 1997




















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                               PRESS RELEASE


Today's Date: October 15, 1997          For Information Contact:
Release Date: Immediately               Bill W. Taylor,
                                        Executive Vice President
                                        Chief Financial Officer
                                        903-586-9861

                        JACKSONVILLE BANCORP, INC.

Jacksonville, Texas, October 15 ,1997. Jacksonville Bancorp, Inc. (NASDAQ:
JXVL) the holding company of Jacksonville Savings Bank, SSB, (F/K/A Jacksonville Savings and Loan Association) of Jacksonville, Texas announced today that Jacksonville Savings Bank, SSB, had received approval from the Texas Savings and Loan Department and from the Federal Deposit Insurance Corporation of its application for a second branch location in Longview, Texas.

According to Jerry Chancellor, President and C.E.O., this will be the first in-store branch for Jacksonville and it is to be located in the Wal-Mart Supercenter located at 515 East Loop 281 in Longview.

Mr. Chancellor said, "We look forward to providing the people of Gregg County an additional facility where we can provide more convenient banking and extended hours.

Jacksonville Savings Bank, SSB currently conducts business in Tyler, Longview, Rusk, Palestine, Athens in addition to its home office in Jacksonville, Texas.